EXHIBIT A-2
TRANSAMERICA ASSET MANAGEMENT, INC.
CERTIFICATION OF AUTHORIZATION
     I, Dennis P. Gallagher, do hereby certify:
     (1) that I am Secretary of Transamerica Asset Management, Inc. (“TAM”); (2) that the following is a true and complete copy of resolutions duly adopted by the appropriate vote of the Board of Directors of TAM by written consent on May 28, 2009; and (3) that said resolutions remain in full force and effect as of the date hereof.
     RESOLVED, that the officers and authorized persons of TAM be, and each of them hereby is, authorized and instructed to prepare, or to cause to be prepared, and to execute and file with the SEC an application, and any additional amendments to such application, for exemptive relief from provisions of the Investment Company Act of 1940 Act, as amended (the “1940 Act”), and the rules thereunder, to provide flexibility to Transamerica Funds, Transamerica Investors, Inc., Transamerica Partners Funds Group, Transamerica Partners Funds Group II, Transamerica Partners Portfolios, Transamerica Series Trust, and the series thereof, to (i) invest in underlying funds in excess of the limits imposed by Sections 12(d)(1)(A) and (B) of the 1940 Act and (ii) invest in financial instruments that may not be “securities” within the meaning of Section 2(a)(36) of the 1940 Act pursuant to Rule 12d1-2(a) of the 1940 Act; and
     FURTHER RESOLVED, that the officers and authorized persons of TAM be, and each of them hereby is, authorized and instructed to prepare, or to cause to be prepared, and to execute and file with the SEC a request for an exemptive order pursuant to Sections 6(c), 12(d)(1)(J) and 17(b) of the 1940 Act for an exemption from Sections 12(d)(1)(A) and (B), Section 17(a) and Rule 12d1-2(a) of the 1940 Act; and
     FURTHER RESOLVED, that the appropriate officers and authorized persons of TAM be, and each of them hereby is, authorized and directed to take such actions which each of them, in his or her sole discretion, deems necessary and appropriate to obtain the requested exemptive order.
     IN WITNESS WHEREOF, I have hereunto set my hand this 20th day of November, 2009.

/s/ Dennis P. Gallagher
Dennis P. Gallagher
Secretary

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